UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2015

BANC OF CALIFORNIA, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 361-2262

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective as of October 2, 2015, Banc of California, N.A. (the “Bank”), a wholly owned subsidiary of Banc of California, Inc., entered into an Agreement and Purchase of Sale (the “Agreement”) with The Realty Associates Fund IX, L.P. (the “Seller”), pursuant to which the Bank will purchase from the Seller certain real property, consisting of 3.14 acres and approximately 246,913 square feet of office space, located at 3 MacArthur Place, Santa Ana, California (the “Property”).

Subject to adjustment by all prorations as provided for in the Agreement, the purchase price for the Property will be approximately $77.0 million in cash. The Bank will deposit $750,000 into escrow, and will deposit an additional $1.0 million into escrow at or before the end of the Bank’s feasibility study period on October 12, 2015 unless the Bank elects not to proceed with the purchase of the Property. The Agreement contains customary representations and warranties, covenants, closing conditions and termination provisions. The Agreement contemplates a closing date of November 11, 2015.

The foregoing summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

A copy of the press release is attached to this report as Exhibit 99.1 and incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 2, 2015, the Board of Directors (the “Board”) of Banc of California, Inc. (the “Company”), as part of its periodic review of the Company’s governing documents, approved amendments to the Company’s Amended and Restated Bylaws and adopted the Company’s Fourth Amended and Restated Bylaws (the “Bylaws”), effective October 2, 2015. The amendments to the Bylaws include revisions to the disclosure requirements for stockholders proposing business or submitting nominees at annual or special meetings of stockholders and the qualifications for election or appointment to the Board.

The foregoing summary is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Banc of California, Inc. Fourth Amended and Restated Bylaws, effective October 2, 2015.

10.1	Agreement of Purchase and Sale, dated as of October 2, 2015, by and between The Realty Associates Fund IX, L.P. and Banc of California, N.A.

99.1	Banc of California, Inc. Press Release dated October 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

October 2, 2015	/s/ John C. Grosvenor
John C. Grosvenor
Executive Vice President General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Banc of California, Inc. Fourth Amended and Restated Bylaws, effective October 2, 2015.

10.1	Agreement of Purchase and Sale, dated as of October 2, 2015, by and between The Realty Associates Fund IX, L.P. and Banc of California, N.A.

99.1	Banc of California, Inc. Press Release dated October 2, 2015.

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